Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and the related prospectuses:

(1)	Registration Statement (Form S-8 No. 333-161079) of Stereotaxis, Inc. pertaining to the Stereotaxis, Inc. 2002 Stock Incentive Plan

(2)	Registration Statement (Form S-8 No. 333-197930) of Stereotaxis, Inc. pertaining to the Stereotaxis, Inc. 2009 Employee Stock Purchase Plan

(3)	Registration Statement (Form S-8 No. 333-197929) of Stereotaxis, Inc. pertaining to the Stereotaxis, Inc. 2012 Stock Incentive Plan

(4)	Registration Statement (Form S-1 No. 333-214255) of Stereotaxis, Inc. pertaining to the registration of 86,065,014 of shares of common stock of Stereotaxis, Inc.

of our report dated March 16, 2017, with respect to the financial statements and schedule of Stereotaxis, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

St. Louis, Missouri

March 16, 2017